Q4 FY2022 Financial presentation to accompany management commentary

This presentation contains statements or may include or may incorporate by reference Walmart management’s guidance regarding earnings per share growth, consolidated net sales, consolidated operating income, capital expenditures, share repurchases, Walmart’s effective tax rate for the fiscal year ending January 31, 2023, and comparable sales growth. Walmart believes such statements may be deemed to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Act") and are intended to enjoy the protection of the safe harbor for forward- looking statements provided by the Act as well as protections afforded by other federal securities laws. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment's or business’, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of the COVID-19 pandemic on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, and other strategic decisions; our ability to successfully integrate acquired businesses; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average transactions in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; our ability to respond to changing trends in consumer shopping habits; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident-related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events, global health epidemics or pandemics and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentation. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this presentation. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this presentation. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, adjusted operating income, adjusted operating income on a constant currency basis, adjusted EPS, free cash flow and return on investment. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at www.stock.walmart.com. 2 Safe harbor and non-GAAP measures

3 Fiscal 2023 full-year guidance The following guidance reflects the company’s expectations for fiscal year 2023 and is provided on a non-GAAP basis as the Company cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and the changes in fair value of the Company’s equity investments. Growth rates reflect an adjusted basis for prior year results. The company’s guidance assumes some degree of relief from costs associated with COVID-19 and disruptions in the supply chain as the year progresses, and that the U.S. consumer remains in a generally favorable economic position throughout the year. 1 We completed the sale of our operations in the U.K. and Japan in the first quarter of fiscal 2022. Metric FY23 Guidance Consolidated net sales Increase about 3% in constant currency • Excluding divestitures1, increase about 4% Comp sales growth • Walmart U.S., slightly above 3%, ex. fuel Consolidated operating income Increase about 3% in constant currency • Excluding divestitures1, increase at a rate higher than net sales Effective tax rate 25% to 26% EPS growth Increase mid single-digits • Excluding divestitures1, increase 5% to 6% Capital expenditures Upper end of 2.5% to 3% of net sales with a focus on supply chain, automation, customer-facing initiatives and technology

4 Total revenue $152.9 +0.5% Total revenue, constant currency1,2 $153.0 +0.6% Net sales2 $151.5 +0.4% Net sales, constant currency1 $151.7 +0.5% Membership and Other Income $1.3 +23.0% Gross profit rate2 23.8% +10 bps Operating expense as a percentage of net sales2 20.8% +1 bps Operating income2 $5.9 +7.3% Operating income, constant currency1,2 $5.9 +7.6% Adj. operating income, constant currency1,2 $6.0 +6.2% Effective tax rate 24.0% EPS $1.28 Adjusted EPS1,2 $1.53 +10.1% Walmart Inc. - Q4 FY22 Dollars in billions, except per share. Change is calculated as the change versus the prior year comparable period 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 2 When removing the divestitures of U.K., Japan and Argentina: • Total revenue in constant currency would have increased 7.9%, excluding $10.2 billion in Q4 fiscal 2021. • Net sales would have increased 7.6%, excluding $10.1 billion in Q4 fiscal 2021. • Gross profit rate would have increased 5 bps, excluding a 5 bps impact in Q4 fiscal 2021. • Operating expense as a percentage of net sales would have increased 19 bps, excluding an 18 bps impact in Q4 fiscal 2021. • Adjusted operating income would have increased 6.5%, excluding $31 million in Q4 fiscal 2021. • Adjusted EPS would have increased 9.3%, excluding a -$0.01 impact in Q4 fiscal 2021. Adj. operating income, constant currency1,2 $6.0 +6.2%

1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. 2 When removing the divestitures of U.K., Japan and Argentina: • Total revenue would have increased 16.7% comparing fiscal 2022 to fiscal 2020, excluding $5.0 billion and $37.5 billion in fiscal 2022 and 2020, respectively. • Net sales would have increased 8.7%, excluding $5.0 billion and $37.5 billion in fiscal 2022 and 2021, respectively. • Operating income would have increased 17.9%, excluding $0.3 billion and $0.8 billion in fiscal 2022 and 2021, respectively. • Operating income would have increased 30.6% comparing fiscal 2022 to fiscal 2020, excluding $0.3 billion and $0.9 billion in fiscal 2022 and 2020, respectively. • International adjusted operating income in constant currency would have increased 12.7%, excluding $0.3 billion and $0.8 billion in fiscal 2022 and 2021, respectively. • eCommerce penetration for fiscal 2022 would have been 13%, excluding $0.7 billion of eCommerce net sales and $5.0 billion of total net sales. Fiscal 2022 eCommerce net sales were $73.2 billion. • eCommerce penetration for fiscal 2020 would have been 6%, excluding $9.4 billion of eCommerce net sales and $37.2 billion of total net sales. Fiscal 2020 eCommerce net sales were $39.7 billion. 5 Total revenue2 $572.8 +2.4% Total revenue, constant currency1 $568.2 +1.6% Net sales2 $567.8 +2.3% Net sales, constant currency1 $563.3 +1.4% Membership and Other Income $5.0 +27.4% Gross profit rate 24.4% +14 bps Operating expense as a percentage of net sales 20.8% -19 bps Operating income2 $25.9 +15.1% Operating income, constant currency1 $25.7 +13.9% Adj. operating income, constant currency1,2 $25.8 +11.2% Effective tax rate 25.4% EPS $4.87 +2.5% Adjusted EPS1 $6.46 +17.9% Walmart Inc. - FY22 Dollars in billions, except per share. Change is calculated as the change versus the prior year comparable period

1 Debt to total capitalization calculated as of January 31, 2022. Debt includes short-term borrowings, long-term debt due within one year, finance lease obligations due within one year, long-term debt and long-term finance lease obligations. Total capitalization includes debt and total Walmart shareholders' equity. 2 Calculated for the fiscal ended January 31, 2022. For ROI, see reconciliations at the end of presentation regarding non-GAAP financial measures. 6 Receivables, net Debt to capitalization1 $8.3 34.0% +27.1% -370 bps Inventories Return on assets2 $56.5 5.6% +25.7% 0 bps Accounts payable Return on investment2 $55.3 14.9% +12.5% +90 bps Walmart Inc. - Q4 FY22 Dollars in billions. Change is calculated as the change versus the prior year comparable period

1 See press release located at www.stock.walmart.com and reconciliations at the end of this presentation regarding non-GAAP financial measures. 2 $10.6 billion remaining of $20 billion authorization approved in February 2021. The company repurchased approximately 70 million shares in fiscal 2022. 7 Operating cash flow Dividends $24.2 $6.2 -$11.9 $1.5 in 4Q22 Capital expenditures Share repurchases2 $13.1 $9.8 +$2.8 $2.4 in 4Q22 Free cash flow1 Total shareholder returns $11.1 $15.9 -$14.7 $3.9 in 4Q22 Walmart Inc. - FY22 Dollars in billions. Dollar changes may not recalculate due to rounding. Change is calculated as the change versus the prior year comparable period

Walmart U.S. - Q4 FY22

Dollars in billions.
Change is calculated as the change versus the prior year comparable period

Net Sales
$105.3
+5.7%

eCommerce net sales growth
+1%

eCommerce contribution to comp[1]
-80 bps

- Achieved first-ever quarter exceeding $105 billion in net sales
- Continued strong grocery market share gains
- eCommerce sales increased 70% on a two-year stack

Comparable sales[1]
5.6%

Comparable transactions
3.1%

Comparable average ticket
2.4%

- Comp sales reflect strong underlying trends, led by in-store traffic, and aided by robust consumer spending and a strong holiday
- Comp sales up 14.2% on two-year stack
- On a two-year stack basis, January comp sales were the strongest month of Q4
- Comp ticket increased ~24% on two-year stack

Inventory
Total: +28.3%

- Increase reflects higher cost of goods due to inflation, mix, and higher than normal in-transit shipments related to continued restock activity on strong sales

Remodels: >140 stores
Pickup: ~4,600 locations
Same-day delivery: >3,500 stores

- ~600 store remodels completed in FY22
- The number of customers utilizing Walmart's delivery services has increased 6X compared to pre-pandemic levels
- The Spark Driver platform can now reach >55% of U.S. households

[1] Comp sales for the 13-week period ended January 28, 2022 compared to the 13-week period ended January 29, 2021, and excludes fuel.

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9 Gross profit rate +54 bps Operating income $5.2 +0.3% Operating expense rate +95 bps • Strong results reflect price management and mix, which includes some benefit from Walmart Connect advertising, partially offset by higher supply chain costs • Supply chain costs were over $400 million higher than expected at the beginning of the quarter • Expenses deleveraged due primarily to increased wage costs partly offset by strong sales and lower total COVID-related costs • Total COVID costs were lower by ~$0.4 billion; benefited leverage by ~40 bps • Due to Omicron, associate leave costs increased to more than $400 million, which was over $300 million higher than expected Adj. operating income1 $5.2 +0.3% Walmart U.S. - Q4 FY22 Dollars in billions. Change is calculated as the change versus the prior year comparable period 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. • Improvement was aided by strong gross margins and solid growth in membership and other income, offset by expense deleverage

Walmart U.S. - quarterly merchandise highlights 10 Category Comp sales Details Grocery + high single-digits • Sales growth reflected continued market share gains (according to Nielsen) aided by slightly wider price gaps than pre-pandemic levels and expanded omni offerings; on a two-year stacked basis, sales increased by a mid-teens percentage • Food categories increased by high-teens percentage on a two-year stack • Consumables reflected strength in pet categories, baby products and beauty Health & wellness + mid-teens • Strong sales primarily reflected increased scripts, including COVID vaccine administration, and branded drug inflation General merchandise + low single-digits • Category strength in apparel, automotive and seasonal items, including strong holiday sales performance • Automotive categories benefited from lapping last year's COVID-related closures of Auto Care Centers • General merchandise sales increased low-double digits percentage on a two-year stack

Walmart International - Q4 FY22

Dollars in billions. Dollar changes may not recalculate due to rounding.
Change is calculated as the change versus the prior year comparable period

Net sales[2]

$27.0

-22.6%

- Divestitures accounted for a reduction of $10.1 billion
- Retained market growth of 9.1%

Net sales, constant currency[1,2]

$27.2

-22.1%

- Divestitures accounted for a reduction of $10.1 billion
- Retained market growth of 9.8%:
  - Strong sales growth in China, Mexico, and Flipkart
  - Robust growth in eCommerce, contributing 21% of total net sales

Gross profit rate

-109 bps

- Negatively affected by 47 bps from divestitures
- Retained market gross profit rate decreased 62 bps from growth in lower margin Sam's Club format and eCommerce

Operating expense rate

-101 bps

- Positively affected by 135 bps from divestitures
- Retained markets deleveraged 34 bps due to costs to ensure our portfolio is positioned for the future
  - Partially offset by lower COVID-related costs of ~$52 million, benefiting leverage by ~22 bps

Operating income

$0.8

-13.7%

- Divestitures accounted for a reduction of $31 million
- Retained market declined 10.8%

Operating income, constant currency[1]

$0.8

-12.0%

- Divestitures accounted for a reduction of $31 million
- Retained market declined 9.1%

Adj. operating income[1]

$0.9

-2.5%

- Retained market growth of 0.8%

Adj. operating income, constant currency[1,2]

$1.0

-0.6%

- Retained market growth of 2.7%

Inventory

$10.9

+18.0%

- Increase in-line with retained market sales growth and preparation for an earlier Chinese New Year

[1] See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures.
[2] When removing the divestitures of U.K., Japan and Argentina:

- Walmart International net sales and net sales in constant currency would have increased 9.1% and 9.8%, respectively, excluding $10.1 billion in Q4 fiscal 2021.
- Walmart International eCommerce net sales in constant currency would have increased 21%, excluding $1.3 billion in Q4 fiscal 2021, and on a two-year stack basis would have increased 76%, excluding $0.7 billion in Q4 fiscal 2020.
- Walmart International adjusted operating income in constant currency would have increased 2.7%, excluding $31 million in Q4 fiscal 2021.

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Walmart International - Q4 FY22

Results are presented on a constant currency basis. Net sales and comp sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

	Walmex[1]	China	Canada
Net sales growth	+9.5%	+26.7%	+3.9%
Comparable sales	+8.3%	+19.8%	+4.6%
Comparable transactions	+6.7%	+3.4%	+7.7%
Comparable ticket	+1.5%	+15.8%	-2.9%

Walmex

- Strong growth, lifted by "El Fin Irresistible" event
- In Mexico, comp sales increased 7.8%
- Comp sales outpaced ANTAD[2] self-service and club by 80 bps
- Mexico eCommerce net sales +15%
  - Two-year stack +186%

China

- Strong sales in Sam's Club, partially offset by softer transactions in Hypermarkets
- eCommerce net sales +93%
  - Two-year stack +158%

Canada

- Strong growth in store sales with strength in most categories
- Increased store transactions
- eCommerce net sales declined 4%, against strong growth last year
  - Two-year stack +225%

[1] Walmex includes the consolidated results of Mexico and Central America

[2] ANTAD - Asociacion Nacional de Tiendas de Autoservicio y Departamentales; The National Association of Supermarkets and Department Stores

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• Leverage from strong sales and good expense management • Strong sales and greater penetration of Sam's Club, contributing to lower operating expenses • Increased import and logistic costs from logistics interruptions 1 Walmex includes the consolidated results of Mexico and Central America. 13 Walmex1 China Canada Gross profit rate Relatively Flat Decrease Slight Decrease x • Investment in price and mix of lower margin categories in Central America, offset by higher margin in self service, grocery and health & wellness categories in Mexico. • Growth in lower margin Sam's Club format and in eCommerce Operating expense rate Increase Decrease Decrease Operating income $ Increase Decrease Increase Walmart International - Q4 FY22 Results are presented on a constant currency basis. Change is calculated as the change versus the prior year comparable period • Investments in associates, eCommerce and new stores in Mexico, partially offset from leverage in Central America

14 +10.4% Comparable sales +7.0% Comparable transactions +3.2% Average comparable ticket ~100 bps eCommerce contribution $16,872 +11% Net sales +9.1% Membership income -28.9999999999999 bps Gross profit rate -52.0000000000004 bps Operating expense rate $450 24.3% Operating income With Fuel Without Fuel Comparable sales1 +16.3% Net sales $19.2 +16.5% eCommerce net sales growth +21% Comparable sales +16.3% Membership income +9.1% Gross profit rate -48 bps Operating expense rate -105 bps Inventory $6.0 +23.6% Operating income $0.5 +41.1% • Strong membership trends with record total member count • Plus penetration increased ~500 bps, reaching an all-time high • Higher sales positively affected operating expense leverage • COVID-related costs were lower by ~$50 mil. and benefited expense leverage by ~35 bps • Unfavorable fuel mix negatively affected gross profit • Higher supply chain costs, inflation, and investments in price were partially offset by higher co-branded credit card income and lower shrink • Strong contribution from both direct- to-home and curbside • Strong comp sales growth driven by low double-digit increase in transactions and solid ticket growth, as well as continued stimulus spending and inflation • On a two-year stack, comp sales increased 24.8% • Strength across most categories, led by food • Tobacco negatively affected comp sales 1 Comp sales for the 13-week period ended January 28, 2022 compared to the 13-week period ended January 29, 2021. • Increase reflects inventory build to support higher sales trends and lapping last year's COVID-related effects on inventory Sam's Club - Q4 FY22 Dollars in billions. Change is calculated as the change versus the prior year comparable period

15 $19,249 +16.5% Net Sales +33% eCommerce net sales growth +16.3% Comparable sales -48 bps Gross profit rate -105 bps Operating expense rate $549 41.1% Operating income Without Fuel Net sales $16.9 +10.6% Operating expense rate -52 bps Gross profit rate -29 bps Operating income $0.5 +24.3% Comparable transactions +7.0% Comparable sales1, 2 +10.4% eCommerce contribution ~100 bps Average comparable ticket +3.2% 1 Comp sales for the 13-week period ended January 28, 2022 compared to the 13-week period ended January 29, 2021, and excludes fuel. 2 Tobacco negatively affected comp sales for the 13-week period ended January 28, 2022 by 40 basis points. On a two-year stack, tobacco negatively affected comp sales by 450 basis points. Sam's Club - Q4 FY22 Dollars in billions. Change is calculated as the change versus the prior year comparable period • On a two-year stack, average comp ticket increased 5.4% • On a two-year stack, comp sales increased 21.2% • On a two-year stack, comp transactions increased 15.4%

16 Category Comp sales Details Fresh / Freezer / Cooler + low-teens • Fresh meat, produce & floral, and prepared foods performed well Grocery and beverage + mid-teens • Drinks, dry grocery, and chips showed strength Consumables + high single-digit • Laundry & home care, pet supplies, and baby care performed well Home and apparel + mid-teens • Strength in apparel, toys, jewelry, tires and seasonal Technology, office and entertainment - low single-digit • Consumer electronics were soft, partially offset by gift cards and office supplies strength Health and wellness + mid single-digit • Pharmacy and over the counter were strong Sam's Club - quarterly financial highlights

We include Return on Assets ("ROA"), which is calculated in accordance with U.S. generally accepted accounting principles ("GAAP") as well as Return on Investment ("ROI") as measures to assess returns on assets. Management believes ROI is a meaningful measure to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. We consider ROA to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of ROI. ROA was 5.6 percent for each of the fiscal years ended January 31, 2022 and 2021. ROI was 14.9 percent and 14.0 percent for the fiscal year ended January 31, 2022 and 2021. The increase in ROI was primarily due to the increase in operating income. We define ROI as adjusted operating income (operating income plus interest income, depreciation and amortization, and rent expense) for the trailing twelve months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. As mentioned above, we consider ROA to be the financial measure computed in accordance with GAAP most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; and adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. 17 Non-GAAP measures - ROI

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: 18 3 Upon adoption of ASU 2016-02, Leases, a factor of eight times rent is no longer included in the calculation of ROI on a prospective basis as operating lease assets are now recorded on the Consolidated Balance Sheet. 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. 2 The average is based on the addition of 'total assets without leased assets, net' at the end of the current period to 'total assets without leased assets, net' at the end of the prior period and dividing by 2, plus 'leased assets, net' at the end of the current period. 3 The average is based on the addition of 'accumulated depreciation and amortization, without leased assets' at the end of the current period to 'accumulated depreciation and amortization, without leased assets' at the end of the prior period and dividing by 2, plus 'accumulated amortization on leased assets' at the end of the current period. NP = not provided CALCULATION OF RETURN ON ASSETS CALCULATION OF RETURN ON INVESTMENT Fiscal Year Fiscal Year Ended January 31, Ended January 31, (Dollars in millions) 2022 2021 (Dollars in millions) 2022 2021 Numerator Numerator Consolidated net income $ 13,940 $ 13,706 Operating income $ 25,942 $ 22,548 Denominator + Interest income 158 121 Average total assets1 $ 248,678 $ 244,496 + Depreciation and amortization 10,658 11,152 Return on assets (ROA) 5.6% 5.6% + Rent 2,274 2,626 ROI operating income $ 39,032 $ 36,447 January 31, Denominator Certain Balance Sheet Data 2022 2021 2020 Average total assets1 $ 248,678 $ 244,496 Total assets $ 244,860 $ 252,496 $ 236,495 '+ Average accumulated depreciation and amortization1 98,199 94,351 Accumulated depreciation and amortization 102,211 94,187 94,514 '- Average accounts payable1 52,201 48,057 Accounts payable 55,261 49,141 46,973 '- Average accrued liabilities1 32,013 30,131 Accrued liabilities 26,060 37,966 22,296 Average invested capital $ 262,663 $ 260,659 Return on investment (ROI) 14.9% 14.0% 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. Non-GAAP measures - ROI (cont.)

1 "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow. 19 We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. We had net cash provided by operating activities of $24.2 billion for the fiscal year ended January 31, 2022, which decreased when compared to $36.1 billion for the fiscal year ended January 31, 2021 primarily due to an increase in inventory costs and purchases to support strong sales and lapping the impact of accelerated inventory sell-through in fiscal 2021, as well as timing and payment of wages. We generated free cash flow of $11.1 billion for the fiscal year ended January 31, 2022, which decreased when compared to $25.8 billion for the fiscal year ended January 31, 2021 due to the same reasons as the decrease in net cash provided by operating activities, as well as $2.8 billion in increased capital expenditures. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities. Fiscal Year Ended January 31, (Dollars in millions) 2022 2021 Net cash provided by operating activities $ 24,181 $ 36,074 Payments for property and equipment (capital expenditures) (13,106) (10,264) Free cash flow $ 11,075 $ 25,810 Net cash used in investing activities1 $ (6,015) $ (10,071) Net cash used in financing activities (22,828) (16,117) Non-GAAP measures - free cash flow

1 Change versus prior year comparable period. 2 Walmart International eCommerce net sales were $5.8 billion for the three months ended January 31, 2022, which was negatively impacted by $30 million of currency exchange rate fluctuations. 3 Walmart International eCommerce net sales decreased 5% on a reported basis and 5% in constant currency for the three months ended January 31, 2022. 20 In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior year period’s currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non- USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart’s underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the three months and fiscal year ended January 31, 2022. Three Months Ended January 31, 2022 Fiscal Year Ended January 31, 2022 2022 Percent Change1 2022 Percent Change1 2022 Percent Change1 2022 Percent Change1 (Dollars in millions) Walmart International Consolidated Walmart International Consolidated Total revenues: As reported $ 27,361 -22.3% $ 152,871 0.5% $ 102,459 -16.4% $ 572,754 2.4 % Currency exchange rate fluctuations 155 N/A 155 N/A (4,565) N/A (4,565) N/A Constant currency total revenues $ 27,516 -21.8% $ 153,026 0.6% $ 97,894 -20.1% $ 568,189 1.6 % Net sales2,3: As reported $ 26,997 -22.6% $ 151,525 0.4% $ 100,959 -16.8% $ 567,762 2.3 % Currency exchange rate fluctuations 156 N/A 156 N/A (4,501) N/A (4,501) N/A Constant currency net sales $ 27,153 -22.1% $ 151,681 0.5% $ 96,458 -20.5% $ 563,261 1.4 % Operating income: As reported $ 832 -13.7% $ 5,887 7.3% $ 3,758 2.7% $ 25,942 15.1 % Currency exchange rate fluctuations 16 N/A 16 N/A (265) N/A (265) N/A Constant currency operating income $ 848 -12.0% $ 5,903 7.6% $ 3,493 -4.6% $ 25,677 13.9 % Non-GAAP measures - constant currency 1 Change versus prior year comparable period. 2 Consolidated eCommerce net sales were $21.9 billion and $13.3 billion for the three months ended January 31, 2022 and 2020, respectively. 3 Walmart International eCommerce net sales were $5.8 billion and $18.5 billion for the three months and fiscal year ended January 31, 2022, and were negatively impacted by $30 million and positively impacted by $471 million of currency exchange rate fluctuations, respectively. 4 Walmart International eCommerce net sales decreased 5% on a reported basis and 5% in constant currency and increased 11% on a reported basis and 8.7% in constant currency for the three and fiscal year ended January 31, 2022, respectively.

Non-GAAP measures - adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations. The table below reflect the calculation of adjusted operating income and adjusted operating income in constant currency for the three months and fiscal year ended January 31, 2022.

	Three Months Ended January 31,						Fiscal Year Ended January 31,					
	Walmart US		Walmart International		Consolidated		Walmart US		Walmart International		Consolidated	
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Operating income:												
Operating income, as reported	5,183	5,168	832	964	5,887	5,487	21,587	19,116	3,758	3,660	25,942	22,548
Officer compensation charge[1]	—	—	—	—	—	175	—	—	—	—	—	175
Business restructuring charges[2]	—	—	108	—	108	—	—	380	108	—	108	380
Discrete tax item	—	—	—	—	—	—	—	—	—	77	—	77
Adjusted operating income	5,183	5,168	940	964	5,995	5,662	21,587	19,496	3,866	3,737	26,050	23,180
Percent change[3]	0.3 %	NP	-2.5%	NP	5.9 %	NP	10.7 %	NP	3.5 %	NP	12.4 %	NP
Currency exchange rate fluctuations	—	—	18	—	18	—	—	—	(263)	—	(263)	—
Adjusted operating income, constant currency	5,183	5,168	958	964	6,013	5,662	21,587	19,496	3,603	3,737	25,787	23,180
Percent change[3]	0.3 %	NP	-0.6%	NP	6.2 %	NP	10.7 %	NP	(3.6)%	NP	11.2 %	NP

[1] The charge relates to amounts which were not allocated to an operating segment and recorded in Corporate and support.

[2] Business restructuring charges in the fourth quarter of fiscal 2022 primarily consist of severance and store closure related costs due to strategic decisions made in the Walmart International segment. Business restructuring charges in the second quarter of fiscal 2021 are the result of changes to Walmart US support teams to better support its omni-channel strategy.

[3] Change versus prior year comparable period.

NP - not provided

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22 Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart’s core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year. We adjust for the unrealized and realized gains and losses on our equity investments each quarter because although the investments are strategic decisions for the company’s retail operations, management’s measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity investments. Accordingly, management adjusts EPS each quarter for the realized and unrealized gains and losses related to those equity investments. We have calculated Adjusted EPS for the three months and fiscal year ended January 31, 2022 by adjusting EPS for the following: 1. unrealized and realized gains and losses on the company’s equity investments; 2. business restructuring charges associated with a strategic decision to discontinue a Walmart U.S. joint venture, as well as severance and store closure related costs in Walmart International; 3. loss on extinguishment of debt recorded during the third quarter of fiscal 2022; and 4. the incremental loss on sale of our operations in the U.K and Japan recorded during the first quarter of fiscal 2022. Non-GAAP measures - adjusted EPS

Non-GAAP measures - adjusted EPS (cont.)

	Three Months Ended January 31, 2022				Percent Change[1]	Fiscal Year Ended January 31, 2022[5]				Percent Change[1]
Diluted earnings per share:										
Reported EPS				$ 1.28	NM				$ 4.87	2.5%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[2,3]**	**NCI Impact[4]**	**Net Impact**		**Pre-Tax Impact**	**Tax Impact[2,3]**	**NCI Impact[4]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity investments	$ 0.22	$ (0.05)	$ 0.02	$ 0.19		$ 0.87	$ (0.18)	$ 0.02	$ 0.71	
Loss on extinguishment of debt	—	—	—	—		0.86	(0.19)	—	0.67	
Incremental loss on sale of our operations in the U.K. and Japan	—	—	—	—		0.15	—	—	0.15	
Business restructuring charges	0.08	(0.02)	—	$ 0.06		0.08	(0.02)	—	0.06	
Net adjustments				$ 0.25					$ 1.59	
Adjusted EPS				$ 1.53	10.1%				$ 6.46	17.9%

[1] Change versus prior year comparable period.

[2] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. Minimal realizable tax benefit was provided in connection with the incremental loss on sale.

[3] The reported effective tax rate was 24.0% and 25.4% for the three months and fiscal year ended January 31, 2022, respectively. Adjusted for the above items, the effective tax rate was 23.7% and 24.3% for the three months and fiscal year ended January 31, 2022, respectively.

[4] Calculated based on the ownership percentages of our noncontrolling interests.

[5] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

NM - Not meaningful

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Non-GAAP measures - adjusted EPS (cont.)

As previously disclosed in our fiscal year ended January 31, 2021 press release, we have calculated Adjusted EPS for the three months and fiscal year ended January 31, 2021 by adjusting EPS for the following: (1) the loss on sale of our operations in Japan and the U.K. which were determined to be held for sale as of January 31, 2021 and our operations in Walmart Argentina which were held for sale as of October 31, 2020 and subsequently divested in November 2020; (2) unrealized and realized gains and losses on the Company's equity investments; (3) discrete tax items; (4) a charge related to officer compensation and (5) a business restructuring charge resulting from changes to Walmart support teams to better support the Walmart U.S. omni-channel support strategy in the quarter ended July 31, 2020.

	Three Months Ended January 31, 2021				Fiscal Year Ended January 31, 2021[5]			
Diluted earnings per share:								
Reported EPS				$ (0.74)				$ 4.75
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1,2]**	**NCI Impact[3]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1,2]**	**NCI Impact[3]**	**Net Impact**
Loss on certain international operations held for sale or sold	$ 2.60	$ 0.06	$ —	$ 2.66	$ 2.93	$ 0.06	$ —	$ 2.99
Unrealized and realized (gains) and losses on equity investments	(0.63)	0.14	—	(0.49)	(3.04)	0.64	—	(2.40)
Business restructuring charge	—	—	—	—	0.13	(0.03)	—	0.10
Discrete tax items	—	(0.10)	—	(0.10)	0.06	(0.05)	(0.03)	(0.02)
Officer compensation charge	0.06	—	—	0.06	0.06	—	—	0.06
Net adjustments[4]				$ 2.13				$ 0.73
Adjusted EPS[4]				$ 1.39				$ 5.48

[1] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. Minimal realizable tax benefit was provided in connection with the loss on certain international operations held for sale or sold, as well as the officer compensation charge.

[2] The reported effective tax rate was (238.6%) and 33.3% for the three months and fiscal year ended January 31, 2021, respectively. Adjusted for the above items, the effective tax rate was 22.0% and 24.3% for the three months and fiscal year ended January 31, 2021, respectively.

[3] Calculated based on the ownership percentages of our noncontrolling interests.

[4] Adjusted EPS for the three months ended January 31, 2021 was calculated using weighted average shares outstanding of 2,844 million, which includes the dilutive impact of share-based payment awards.

[5] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

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• Unit counts & square footage • Comparable store sales, including and excluding fuel • Terminology 25 Additional resources at stock.walmart.com